Exhibit 10.43

SECURITIES SUBSCRIPTION AND PURCHASE AGREEMENT

eDiets.com, Inc.

1000 Corporate Drive Suite 600

Fort Lauderdale FL 33334

The undersigned investor (the “Investor”) hereby confirms his agreement with you as follows:

1. This Securities Subscription and Purchase Agreement (this “Agreement”) is made as of April 5, 2010, between eDiets.com, Inc., a Delaware corporation (the “Company”), and the Investor named on the signature page herein. The Company is considering conducting a public offering (the “Public Offering”) of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock” or the “Securities”), to raise additional capital pursuant to an effective shelf registration statement File No. 333-165445) (the “Registration Statement”) on file with the Securities and Exchange Commission (the “SEC”). Pursuant to this Agreement and subject to its terms and conditions, the Investor hereby subscribes for and will purchase from the Company and the Company will issue and sell to the Investor, in a private placement such shares of Common Stock as is determined by dividing the Aggregate Purchase Price subscribed by such Investor, as set forth on Exhibit A hereto, by the public offering price of the Common Stock in the Public Offering (the “Public Offering Price”).

2. As soon as practicable after the date hereof, the Company shall:

(a) Prepare (A) an information statement (an “Information Statement”) relating to the approval under Nasdaq Listing Rule 5635 of the issuance of Securities (i) to the Investor(s) pursuant to this Agreement and any other Securities Subscription and Purchase Agreement, dated as of the date hereof, pursuant to which the Company issues and sells Securities to any of its directors or officers, (ii) to Prides Capital Fund I, L.P. (“Prides”) upon conversion of its outstanding notes pursuant to the Debt Conversion Agreement dated as of April 5, 2010 by and between the Company and Prides (the “Prides Debt Conversion Agreement”) and (iii) to Kevin A. Richardson, II (“Richardson”) upon conversion of his outstanding note pursuant to the Debt Conversion Agreement dated as of April 5, 2010 by and between the Company and Richardson (the “Richardson Debt Conversion Agreement”) as contemplated by and in accordance with Regulation 14C under the Exchange Act (collectively, the issuances contemplated by (i), (ii) and (iii) above, the “Private Placements”) and (B) an amendment to the Company’s definitive proxy statement on Schedule 14A, previously filed with the SEC on March 22, 2010, with respect to proposal 3 contained therein, which relates to the increase in the number of shares of Common Stock authorized for issuance by the Company (the “Proxy Statement Amendment”);

(b) file the Information Statement and Proxy Statement Amendment with the SEC;

(c) use its reasonable best efforts to have the preliminary Information Statement cleared by the SEC as promptly as practicable; and

(d) (A) cause the definitive Information Statement and Proxy Statement Amendment to be disseminated to the stockholders of the Company in accordance with the provisions of the General Corporation Law of the State of Delaware (“DGCL”) and Regulation 14A or 14C, as the case may be, as soon as possible (and in the case of the definitive Information Statement, after the preliminary Information Statement is cleared with the SEC) and (B) use its reasonable best efforts to provide on a timely basis additional information required by NASDAQ with respect to its Listing of Additional Shares notification for the Securities.

3. The Investor agrees that he will, at any meeting of the Company’s stockholders, however called and any postponement or adjournment thereof, or in connection with any written consent of the Company’s stockholders, vote (or, if applicable, execute consents and approvals in respect of) all of the shares of Common Stock (the “Shares”) that he owns of record or beneficially as of the date of this Agreement, or that he acquires prior to the Closing, in favor of the Private Placements and in favor of the Authorized Capital Increase (as defined below), and against any action or agreement that would result in the Private Placements or the Authorized Capital Increase not being consummated. The Investor agrees that prior to the Closing, he will not, directly or indirectly sell, transfer, assign, pledge, hypothecate or otherwise dispose of the record or beneficial ownership of, or enter into any other voting arrangement, whether by proxy, voting agreement, voting trust, power-of-attorney or other grant with respect to his Shares.

4. The Company, Kevin N. McGrath, Lee S. Isgur and the Investor have entered into an amendment to that certain registration rights agreement dated as of June 23, 2009 and as amended on September 8, 2009, in the form of Exhibit B to this Agreement (the “Amendment”), to become effective concurrently with the Closing (as defined below).

5. Unless otherwise agreed between the Company and the Investor, the closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of the Company and shall occur as soon as practicable, but not more than three (3) business days following the date on which all of the conditions set forth in Sections 6 and 7 below have been satisfied or waived by the appropriate party.

6. The Company’s obligation to issue and sell the Securities to the Investor shall be subject to the following conditions:

(a) the Public Offering shall have been completed;

(b) the Company shall have obtained the requisite stockholder approval via written consent for the Private Placements in satisfaction of Nasdaq Listing Rule 5635 and all other relevant rules and regulations of the Nasdaq Stock Market and in accordance with the Company’s Certificate of Incorporation and bylaws and the DGCL;

(c) the Information Statement shall have been sent to stockholders of the Company at least 20 calendar days prior to the date of the Closing;

(d) the Company’s Certificate of Incorporation shall have been amended to increase the amount of authorized shares of Common Stock to at least 100,000,000 (the “Authorized Capital Increase”);

(e) no court or governmental authority or regulatory body of the United States or of any state of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, law, ordinance, rule, regulation, judgment, decree, injunction or other order that is in effect or taken any other action (whether temporarily, preliminarily or permanently) enjoining, restraining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement or otherwise seeking material damages in connection therewith;

(f) the representations and warranties made by the Investor in this Agreement are accurate in all material respects when made and at the Closing and the Investor shall have fulfilled his obligations under this Agreement on or prior to the Closing in all material respects; and

(g) the Company shall have received the Aggregate Purchase Price from the Investor.

7. The Investor’s obligation to purchase the Securities shall be subject to the following conditions:

(a) the Public Offering shall have been completed;

(b) the Information Statement shall have been sent to stockholders of the Company at least 20 calendar days prior to the date of the Closing; and

(c) the Company’s Certificate of Incorporation shall have been amended to affect the Authorized Capital Increase.

8. Certificates representing the Shares purchased by the Investor will be registered in the Investor’s name and address as set forth below.

9. The Investor represents and warrants to, and covenants with, the Company as follows:

(a) the Investor was at the time he was offered the Securities and, is as of the date hereof and as of the Closing, an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated pursuant to the Securities Act of 1933, as amended (the “Securities Act”), is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in securities presenting an investment decision similar to that involved in the purchase of the Securities, and has requested, received, reviewed and considered all information the Investor deemed relevant in making an informed decision to purchase the Securities and is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment;

(b) the Investor has a pre-existing relationship with the Company and has been in discussions regarding purchasing Securities prior to the commencement of the Public Offering, and the Investor is not purchasing or acquiring the Securities in reliance on the Registration Statement or any prospectus supplement filed in connection therewith;

(c) the Investor understands that the Securities are “restricted securities” and have not been registered under the Securities Act, or registered or qualified under any state securities law, in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the representations made by the Investor in this Agreement;

(d) the Investor is acquiring the Securities in the ordinary course of business and for the Investor’s own account for investment only, has no present intention of distributing any of such Securities and has no arrangement or understanding with any other persons regarding the distribution of such Securities;

(e) the Investor will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities except in compliance with the Securities Act, applicable state securities laws and the respective rules and regulations promulgated thereunder; and

(f) the Investor understands that the Securities will bear a legend which the Company, in its sole reasonable discretion, deems necessary or advisable under the Securities Act or by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended. The Company may instruct its transfer agent not to register the transfer of any Securities until and unless the conditions specified in the legend is satisfied.

10. The Company represents and warrants to, and covenants with, the Investor as follows:

(a) The Company and each of its subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. The Company and each of its subsidiaries has the corporate power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement, and is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would have or is reasonably likely to result in a material adverse effect upon the business, properties, operations, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, or in its ability to perform its obligations under this Agreement (“Material Adverse Effect”).

(b) The Company has the corporate power and authority to enter into this Agreement. This Agreement has been duly authorized by all necessary corporate action (including such action as is required by Section 144 of the DGCL), executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

(c) Subject to receipt of those approvals and consummation of the actions contemplated by Sections 6(b), 6(c) and 6(d) hereof, the execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not (A) result in a breach or violation of any of the terms and provisions of, or constitute a default under, any law, rule or regulation to which the Company or any subsidiary is subject, or by which any property or asset of the Company or any subsidiary is bound or affected, (B) conflict with, result in any violation or breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, lease, credit facility, debt, note, bond, mortgage, indenture or other instrument (the “Contracts”) or obligation or other understanding to which the Company or any subsidiary is a party of by which any property or asset of the Company or any subsidiary is bound or affected, or (C) result in a breach or violation of any of the terms and provisions of, or constitute a default under, the Company’s charter or bylaws, except in the case of clauses (A) and (B) such breaches, violations, defaults, or conflicts which are not, individually or in the aggregate, reasonably likely to result in a Material Adverse Effect.

(d) All consents, approvals, orders, authorizations and filings required on the part of the Company and its subsidiaries in connection with the execution, delivery or performance of this Agreement have been obtained or made other than (i) such as have been made or obtained under the federal securities laws, FINRA rules or NASDAQ rules, (ii) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities in the manner contemplated in the Agreement, (iii) the filing of a Current Report on Form 8-K regarding the Agreement with the SEC, (iv) those approvals and actions contemplated by Sections 6(b), 6(c) and 6(d) hereof and (v) such consents, approvals, authorizations and filings the failure of which to make or obtain is not reasonably likely to result in a Material Adverse Effect.

(e) All of the issued and outstanding shares of capital stock of the Company are duly authorized and validly issued, fully paid and nonassessable, and have been issued in compliance with all applicable securities laws, and conform to the description thereof in the Registration Statement. Except for the issuances of options or restricted stock in the ordinary course of business, since the respective dates as of which information is provided in the Registration Statement, the Company has not entered into or granted any convertible or exchangeable securities, options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company any shares of the capital stock of the Company. The Securities, when issued, will be duly authorized and validly issued, fully paid and nonassessable, issued in compliance with all applicable securities laws, and free of preemptive, registration or similar rights.

(f) Except as set forth in the Registration Statement and except for eDiets, Inc., eDiets, B.V.I., Inc., eDiets, Europe Limited and Nutrio.com, Inc., each of which is a wholly-owned subsidiary the Company, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture or other entity.

(g) Each of the Company and its subsidiaries has filed all foreign, federal, state and local returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof. Except as individually or in the aggregate would not reasonably be likely to result in a Material Adverse Effect, (a) each of the Company and its subsidiaries has paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against the Company or such respective subsidiary (other than such taxes as the Company or any of its subsidiaries are contesting in good faith and for which adequate reserves have been provided), (b) the provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements, and (c) except as disclosed in writing to Investor, (i) no issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company or its subsidiaries, and (ii) no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company or its subsidiaries. The term “taxes” mean all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

(h) Since the respective dates as of which information is given in the Registration Statement, except for the transactions contemplated by this Agreement, the Public Offering, the Securities Subscription and Purchase Agreements of even date herewith between the Company and Kevin N. McGrath and Lee S. Isgur and the proposed exchanges by Prides Capital Fund I, L.P. and Kevin A. Richardson, II of debt for shares of Common Stock, (A) neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, required to be reflected on a balance sheet in accordance with generally accepted accounting principles, or entered into any material transactions other than in the ordinary course of business, (B) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock, (C) there has not been any change in the capital stock of the Company or any of its subsidiaries (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or the issuance of restricted stock awards or restricted stock units under the Company’s existing stock awards plan, or any new grants thereof in the ordinary course of business), (D) there has not been any material change in the Company’s long-term or short-term debt, and (E) there has not been the occurrence of any Material Adverse Effect.

(i) There is not pending or, to the Knowledge of the Company, threatened, any action, suit or proceeding to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company is the subject before or by any court or governmental agency, authority or body, or any arbitrator or mediator, which is reasonably likely to result in a Material Adverse Effect. The term “Knowledge” as used in this Agreement shall mean actual knowledge of the Company’s officers after due and reasonable inquiry.

(j) The Company and each of its subsidiaries holds, and is in compliance with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders (“Permits”) of any governmental or self regulatory agency, authority or body required for the conduct of its business, and all such Permits are in full force and effect, in each case except where the failure to hold, or comply with, any of them is not reasonably likely to result in a Material Adverse Effect.

(k) The Company and its subsidiaries have good and marketable title to all property (whether real or personal) described in the Registration Statement as being owned by them that are material to the business of the Company, in each case free and clear of all liens, claims, security interests, other encumbrances or defects, except as described in the Registration Statement or those that are not reasonably likely to result in a Material Adverse Effect. The property held under lease by the Company and its subsidiaries is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company or its subsidiaries.

(l) The Company and each of its subsidiaries owns or possesses or has valid right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and similar rights (“Intellectual Property”) necessary for the conduct of the business of the Company and its subsidiaries as currently carried on and as described in the Registration Statement, except those the absence of which are not reasonably likely to result in a Material Adverse Effect. To the Knowledge of the Company, no action or use by the Company or any of its subsidiaries will involve or give rise to any infringement of, or license or similar fees for, any Intellectual Property of others, except where such action, use, license or fee is not reasonably likely to result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any written notice alleging any such infringement or fee.

(m) The Company and each of its subsidiaries has complied with, is not in violation of, and has not received any written notice of violation relating to any applicable law, rule or regulation relating to the conduct of its business, or the ownership or operation of its property and assets, including, without limitation (to the extent applicable), (A) the Currency and Foreign Transactions Reporting Act of 1970, as amended, or any money laundering laws, rules or regulations, (B) any laws, rules or regulations related to health, safety or the environment, including those relating to the regulation of hazardous substances, (C) the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC thereunder, (D) the Foreign Corrupt Practices Act of 1977 and the rules and regulations thereunder, and (E) the Employment Retirement Income Security Act of 1974 and the rules and regulations thereunder, in each case except where the failure to be in compliance is not reasonably likely to result in a Material Adverse Effect.

(n) Neither the Company nor any of its subsidiaries nor, to the Knowledge of the Company, any director, officer, employee, representative, agent or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the Public Offering, or lend, contribute or otherwise make available such proceeds to any person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(o) The Company and each of its subsidiaries carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries.

(p) No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the Knowledge of the Company, is imminent that is reasonably likely to result in a Material Adverse Effect.

(q) Neither the Company nor any of its subsidiaries is in violation, breach or default under its certificate of incorporation, bylaws or other equivalent organizational or governing documents, except where the violation is not reasonably likely to result in a Material Adverse Effect.

(r) Neither the Company, its subsidiaries nor, to its Knowledge, any other party is in violation, breach or default of any Contract that is reasonably likely to result in a Material Adverse Effect.

(s) No supplier, customer, distributor or sales agent of the Company has notified the Company that it intends to discontinue or decrease the rate of business done with the Company, except where such decrease is not reasonably likely to result in a Material Adverse Effect.

(t) The Company and its board of directors, or a special committee thereof, have taken all action necessary to exempt this Agreement and the transactions contemplated hereby from the restrictions on business combinations with interested stockholders set forth in Section 203 of the DGCL.

(u) The Securities to be sold pursuant to this Agreement will at the time of issuance and sale be duly authorized, and when issued and paid for in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and nonassessable, subject to no lien, claim or encumbrance (except for any such lien, claim or encumbrance created, directly or indirectly, by the respective Investor).

For the sake of clarity, and without limitation of the Investor’s right to monetary damages for the breach or failure to be true of any representations and warranties, the failure of any representations and warranties in this Section 10 to be true and correct shall not be a condition to the Closing and shall not entitle the Investor not to consummate the purchase of the Securities and perform its obligations hereunder.

11. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Investor herein shall survive the execution of this Agreement and the delivery to the Investor of the Securities being purchased and the payment therefor; provided, however, that if the Investor knows or should have known, based on his position with the Company, that such representation or warranty is not correct then the Investor shall not be entitled to rely on such representation or warranty.

12. All notices, requests, consents and other communications hereunder shall be in writing, shall be delivered (A) if within the United States, by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (B) if from outside the United States, by FedEx (or comparable service) or facsimile, and shall be deemed given: (i) if delivered by first-class registered or certified mail domestic, upon the business day received, (ii) if delivered by nationally recognized overnight carrier, one (1) business day after timely delivery to such carrier, (iii) if delivered by FedEx (or comparable service), two (2) business days after timely delivery to such carrier, or (iv) if delivered by facsimile, upon electric confirmation of receipt and shall be addressed as follows, or to such other address or addresses as may have been furnished in writing by a party to another party pursuant to this paragraph:

(a) if to the Company, to:

eDiets.com, Inc.

1000 Corporate Drive Suite 600

Fort Lauderdale FL 33334

Attention: Chief Financial Officer

Facsimile: (954) 938-0031

(b) if to the Investor, at the address set forth below his name, with copy c/o eDiets.com, Inc., 1000 Corporate Drive, Fort Lauderdale FL 33334, Facsimile: (954) 938-0031.

13. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor. Any waiver of a provision of this Agreement must be in writing and executed by the party against whom enforcement of such waiver is sought.

14. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

15. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written relating to the subject matter hereof. If any provision contained in this Agreement is determined to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

16. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without giving effect to the principles of conflicts of law.

17. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. No party may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other.

18. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. In the event that any signature is delivered by fax or electronic mail, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature were an original.

[Remainder of Page Intentionally Left Blank.]

Please confirm that the foregoing correctly sets forth the agreement between us by signing below.

Dated as of: April 5, 2010

/s/ Kevin A. Richardson, II
Investor: Kevin A. Richardson, II
Address:	c/o Prides Capital Partners, LLC
200 State Street, 13th Floor
Boston, MA 02109
Fax: 617-778-9299

(Signatures Continued on Next Page)

AGREED AND ACCEPTED:

eDiets.com, Inc.

By:	/s/ Thomas Hoyer
Name:	Thomas Hoyer
Title:	Chief Financial Officer

Exhibit A:	Investor and Aggregate Purchase Price
Exhibit B:	Form of Amendment No. 2 to Registration Rights Agreement

[SECURITIES SUBSCRIPTION AND PURCHASE AGREEMENT SIGNATURE PAGE]

Exhibit A

Investor

Name	Aggregate Purchase Price
Kevin A. Richardson, II	$200,000

Exhibit B

Form of Amendment No 2 to Registration Rights Agreement